Exhibit 10.2

FIRST AMENDMENT TO
LOAN AGREEMENT

This FIRST AMENDMENT TO LOAN AGREEMENT (this “Amendment”), dated August 2, 2006, by and among M.T.M. Societá a Responsabilitá Limitata, an Italian limited liability company (“MTM” or “Lender”), with its principal office at Morra 1, Cherasco, Italy, and IMPCO TECHNOLOGIES, INC., a Delaware corporation, with its principal office at 3030 South Susan Street, Santa Ana, California 92704 (“Borrower”).

WHEREAS, Borrower and MTM as Lender are parties to a Loan Agreement dated as of December 23, 2004 (as amended, restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”), pursuant to which Lender has agreed, upon satisfaction of certain conditions, to make a loan to Borrower in the amount of $22,000,000;

WHEREAS, Borrower desires to reorganize the corporate structure of Borrower into a holding company structure, pursuant to which (i) Borrower has formed a wholly-owned subsidiary known as “FUEL SYSTEMS SOLUTIONS, INC.,” a Delaware corporation (“Fuel Systems”), to be the sole parent of Borrower immediately following such reorganization, (ii) Borrower will be merged with and into IMPCO Merger Sub, Inc., a Delaware corporation heretofore formed by Fuel Systems for the sole purpose of effecting such reorganization (“Merger Sub”), with Borrower remaining as the surviving entity to be governed by the Certificate of Incorporation and Bylaws of Merger Sub, substantially as in effect immediately prior to such reorganization, pursuant to an agreement and plan of reorganization, and (iii) the stockholders of Borrower will exchange all of their shares of Borrower for shares of Fuel Systems on a two-for-one exchange basis upon the effective time of such reorganization (the transactions contemplated by this clause, collectively, the “Reorganization”);

WHEREAS, as part of the formation of Fuel Systems and prior to the Reorganization, Borrower shall contribute all of its interest and rights in and to the issued and outstanding common stock of BRC, S.r.l., an Italian limited liability company and a wholly-owned subsidiary of Borrower (“BRC”), to and for the benefit of Fuel Systems (the “Contribution”), such that BRC will become a wholly-owned subsidiary of Fuel Systems;

WHEREAS, the Reorganization will not be effective until such time and date as a Certificate of Merger is filed with the Delaware Secretary of State (the “Effective Time”);

WHEREAS, Section 8.5 of the Loan Agreement provides that the Loan Agreement is made expressly for the sole benefit of Borrower and for the protection of Lender and its successors and assigns and that the rights of Borrower under the Loan Agreement shall not be assignable by operation of law or otherwise (including without limitation to Fuel Systems as part of the Reorganization), without the prior written consent of Lender, which consent may not be unreasonably withheld or conditioned;

WHEREAS, Borrower relocated its place of business to that certain real property commonly known by the street address of 3030 South Susan Street, Santa Ana located in the County of Orange, State of California (the “Location of Borrower”), on April 17, 2006;

WHEREAS, in connection with Borrower's relocation of its business to the Location of Borrower, Borrower anticipates making or committing to making expenditures for fixed assets or other capital expenditures (the “Capital Expenditures”) in the aggregate in excess of $5,000,000 for Borrower's fiscal year ending December 31, 2006; and

WHEREAS, Borrower has requested that Lender agree to permitting Borrower to effect the Reorganization and the Contribution, and Borrower hereby requests that Lender acknowledge receipt of notice of Borrower's relocation of its business to the Location of Borrower and, in connection therewith, hereby requests that Lender agree to permitting Borrower to make and commit to make the Capital Expenditures, and for certain other consents in connection therewith all as particularly set forth on the terms and conditions below.

All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Loan Agreement unless the context requires otherwise.

NOW THEREFORE, the parties hereto agree as follows:

1.  Section 6.3 of the Loan Agreement is hereby amended to permit the Contribution and the transactions related thereto, whereby, among the other transactions contemplated above, Fuel Systems shall become the owner of 100% of the issued and outstanding stock of BRC.

2.  Section 6.4 of the Loan Agreement is hereby amended to permit the Reorganization and the Contribution, whereby, among the other transactions contemplated above, Fuel Systems shall become the owner of 100% of the issued and outstanding stock of each of Borrower and BRC.

3.  Section 6.5 of the Loan Agreement is hereby amended to permit the Reorganization and the Contribution, whereby, among the other transactions contemplated above, Fuel Systems shall become the owner of 100% of the issued and outstanding stock of each of Borrower and BRC.

4.  Section 6.8 of the Loan Agreement is hereby amended to permit Borrower to make or commit to make expenditures for fixed assets or other capital expenditures which in the aggregate are not in excess of $5,000,000 for Borrower's fiscal year ending December 31, 2006 and $3,000,000 per fiscal year thereafter.

5.  Section 8.2 of the Loan Agreement, solely as it applies to the notice address of Borrower, is hereby amended, effective as of April 17, 2006, to reflect Borrower's relocation to the Location of Borrower on April 17, 2006 as stated in the recitals hereof and shall read in its entirety as follows:

Borrower:
IMPCO Technologies, Inc.
3030 South Susan Street
Santa Ana, CA 92704
Attn: Chief Executive Officer

With a copy to:
Kirkland & Ellis LLP
777 S.Figueroa Street
Los Angeles, CA 90017

Telecopier: (213) 680-8500
Attn: Eva H. Davis

6.  Loan Agreement Amended by this Amendment. The amendments herein relate specifically to the Reorganization, the Contribution and/or the Location of Borrower, are limited to the specific facts set forth above and are not an amendment of, or consent to a violation of, any other term, condition or obligation of the Loan Agreement. Except as specifically amended by the terms herein, the Loan Agreement remains in full force and effect.

7.  Acknowledgments and Confirmations. Borrower and Lender hereby acknowledge and confirm that as of the date hereof: (i) all references in the Loan Agreement to “this Agreement” will be deemed to refer to the Loan Agreement, as amended by this Amendment; and (ii) all references in each of the Other Agreements to the “Loan Agreement” will be deemed to refer to the Loan Agreement, as amended by this Amendment.

8.  Representations and Warranties. Borrower hereby represents and warrants to Lender that:

(a)  Each of the representations and warranties set forth in Article 4 of the Loan Agreement is true in all material respects as of the date hereof, except for changes in the ordinary course of business, that, either singly or in the aggregate, are not materially adverse to the business or financial condition of Borrower.

(b)  As of the date hereof, after giving effect to the terms of this Amendment, there exists no Default.

(c)  Borrower has the power to execute, deliver, and perform this Amendment and all agreements, instruments, and documents executed in connection herewith (this Amendment and such other agreements, instruments, are documents are sometimes hereinafter referred to collectively as the “Amendment Documents”). Borrower has taken all necessary action to authorize the execution, delivery, and performance of this Amendment and the other Amendment Documents. No consent or approval of any entity or Person (including without limitation, any shareholder of Borrower), no consent or approval of any landlord or mortgagee, no waiver of any lien or right of distraint or other similar right, and no consent, license, approval, authorization, or declaration of any governmental authority, bureau, or agency is required in connection with the execution, delivery, or performance by Borrower, or the validity or enforcement, of this Amendment or the other Amendment Documents.

(d)  The execution and delivery by Borrower of this Amendment and the other Amendment Documents and performance by it hereunder and thereunder, will not violate any provision of law and will not conflict with or result in a breach of any order, writ, injunction, ordinance, resolution, decree, or other similar document or instrument of any court or governmental authority, bureau, or agency, domestic or foreign, or the certificate of incorporation or by-laws of Borrower, or create (with or without the giving of notice or lapse of time, or both) a default under or breach of any agreement, bond, note, or indenture to which Borrower is a party, or by which it is bound or any of its properties or assets is affected, or result in the imposition of any lien of any nature whatsoever upon any of the properties or assets owned by or used in connection with the business of Borrower, other than the liens contemplated by this Amendment.

(e)  This Amendment and the other Amendment Documents have been duly executed and delivered by Borrower and constitute the valid and legally binding obligation of Borrower, enforceable in accordance with their respective terms.

9.  Effectiveness of Amendment and Waiver. The amendments, consent, and waiver contained in this Amendment shall be effective as of the date hereof.

10.  Further Assurances. Borrower agrees that it will, from time to time, execute and/or deliver all agreements, instruments, and documents and do and perform all actions and things (all at Borrower’s sole expense) as Lender may reasonably request to carry out the intent and terms of this Amendment.

11.  Miscellaneous.

(a)  Except as set forth in this Amendment, Lender does not waive any breach of, or Default under, the Loan Agreement, nor any right or remedy Lender may have under the Loan Agreement, the Loan Documents, or applicable law, all of which rights and remedies are expressly reserved.

(b)  Except as specifically amended in this Amendment, the Loan Agreement and the Loan Documents remain in full force and effect in accordance with their respective terms.

(c)  Any amendment or waiver of, or consent to any departure by Borrower from any provision of, this Amendment shall be in writing signed by each party to be bound thereby, and shall be effective only in the specific instance and for the specific purpose for which given.

(d)  This Amendment (including the other documents and instruments referred to herein) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Amendment.

(e)  This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures to such counterparts were upon the same instrument.

(f)  This Amendment shall be governed by, and construed in accordance with, the laws of the State of California, without reference to the laws that might otherwise govern under applicable principles of conflict of laws thereof; provided, however, that matters respecting the corporate acts, existence and status of BRC and MTM shall be governed by the laws of the Republic of Italy applicable to Societi Responsibilita Limitata organized pursuant to the laws thereof; and provided, further, that matters respecting the corporate acts, existence and status of Borrower and/or Fuel Systems shall be governed by the Delaware General Corporation Law. The jurisdiction for any dispute arising under this Amendment shall be in the forum and subject to the venue of the defendant in such action, such that any action brought by Borrower against Lender shall be in Milan, Italy, and any action brought by Lender against Borrower shall be in Los Angeles, California, and each party hereby irrevocably consents to exclusive personal jurisdiction and venue in the courts so designated, which jurisdiction and venue shall be mandatory and not elective, and each party agrees to waive any claim that any such forum is inconvenient, agrees not to commence or prosecute any such action, claim or proceeding other than in the aforementioned courts, and agrees not to seek to remove such action, claim or proceeding to any other court or jurisdiction. Each party hereby consents to service of process upon the party by transmittal of process by registered or certified mail, postage prepaid and return receipt requested, at the address shown in Section 8.2 of the Loan Agreement (as amended hereby) or at such other address as may subsequently have been provided to the serving party in accordance with such Section. Service shall be deemed effective, irrespective of proof of delivery, on the fifteenth calendar day following such transmittal.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above set forth.

M.T.M. Societá a Responsabilitá Limitata, as Lender

By:	/s/ Mariano Costamagna
Name:	Mariano Costamagna
Title:	CEO

IMPCO TECHNOLOGIES, INC., as Borrower

By:	/s/ Thomas M. Costales
Name:	Thomas M. Costales
Title:	CFO